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SECOND AMENDMENT
TO
$100,000,000 SENIOR UNSECURED REVOLVING CREDIT AGREEMENT

        This Second Amendment to $100,000,000 Senior Unsecured Revolving Credit Agreement ("Second Amendment") is entered into as of the 12th day of July, 2001, by and between WELLS FARGO BANK, N.A., for its own benefit as a Lender (in that capacity sometimes referred to as "Wells Fargo"), as the Issuing Bank, and, as agent for the benefit of the present and future Lenders (in that capacity "Agent"), HARRIS TRUST AND SAVINGS BANK, as a Lender, U.S. BANK NATIONAL ASSOCIATION, as a Lender, THE BANK OF TOKYO-MITSUBISHI, LTD., as a Lender, and BANK OF AMERICA, N.A., as a Lender (collectively, the "Lenders") and CH2M HILL COMPANIES, LTD., an Oregon corporation, as a Borrower, CH2M HILL, INC., a Florida corporation, as a Borrower, OPERATIONS MANAGEMENT INTERNATIONAL, INC., a California corporation, as a Borrower and CH2M HILL INDUSTRIAL DESIGN CORPORATION, an Oregon corporation, as a Borrower (collectively, the "Borrowers").

R E C I T A L S

(a)
The Borrowers and the Lenders have entered into that certain $100,000,000 Senior Unsecured Revolving Credit Agreement dated as of June 18, 1999, as amended by that First Amendment to $100,000,000 Senior Unsecured Revolving Credit Agreement dated as of October 2, 2000 (as further amended, modified or supplemented from time to time, the "Credit Agreement").

(b)
The Borrowers have requested that the Lenders amend the Credit Agreement in order to (1) permit the Borrowers to participate as a Limited Partner in the Centennial Ventures VII Limited Partnership, (2) permit the Borrowers to enter into the Operating Lease Transaction (as defined below), (3) modify certain financial covenants, and (4) modify and add certain definitions, all of which the Lenders are willing to do under the terms and conditions as set forth in this Second Amendment.

A G R E E M E N T

        For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

        (1)    Amendment to Credit Agreement.    Upon satisfaction of the conditions set forth in Section 3 of this Second Amendment, the Credit Agreement shall be amended as of the date hereof as follows:

          1.1    Amendments of Existing Definitions.    The following definitions in Section 1 of the Credit Agreement are amended in their entirety to read as follows:

            "EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period (excluding the effect of any extraordinary or non-recurring gains (including any gain from the sale of property)), plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Interest Expense for such period, and (ii) total federal, state, foreign and other income taxes for such period, and (iii) all depreciation and amortization for such period, all as determined in accordance with GAAP. In addition, if (i) the Parent or any Subsidiary makes a Permitted Acquisition during any fiscal quarter, (ii) the Target becomes a Material Subsidiary as a result of such Permitted Acquisition, and (iii) the Target's financial statements for the Determination Period are audited by independent certified public accountants of recognized national standing reasonably satisfactory to the Agent, then the reported financial results of the Target for the Determination Period may, at the option of the Borrowers by notice to the Agent, be included in determining EBITDA for such Determination Period.

            "Final Maturity Date" means June 17, 2004.

            "LC Available Credit" means the lesser of (i) $80,000,000, or (ii) the Available Credit.

            "Net Funded Debt" means all Indebtedness of the Parent and its Subsidiaries excluding (a) Key Employee Notes, and (b) the Operating Obligations so long as: (i) the covenants contained in the Operating Lease Documents are less restrictive than the covenants contained in the Credit Agreement, and (ii) the maturity date of the Operating Obligations is greater than the maturity date of the Notes.

            "Total Funded Debt" means all Indebtedness of the Parent and its Subsidiaries (a) including Key Employee Notes, and (b) excluding the Operating Obligations so long as: (i) the covenants contained in the Operating Lease Documents are less restrictive than the covenants contained in the Credit Agreement, and (ii) the maturity date of the Operating Obligations is greater than the maturity date of the Notes.

          1.2    Additional Definitions.    The following definitions are added to Section 1 of the Credit Agreement as follows:

            "Adjusted EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period (excluding the effect of any extraordinary or non-recurring gains (including any gain from the sale of property)), plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Interest Expense for such period, and (ii) total federal, state, foreign and other income taxes for such period, and (iii) all depreciation and amortization for such period, and (iv) total expenses associated with the non-cash portion of all employee bonus plans for such period, all as determined in accordance with GAAP. In addition, if (i) the Parent or any Subsidiary makes a Permitted Acquisition during any fiscal quarter, (ii) the Target becomes a Material Subsidiary as a result of such Permitted Acquisition, and (iii) the Target's financial statements for period(s) including the four fiscal quarters ending at the quarter during which the Permitted Acquisition occurs (the "Determination Period") are audited by independent certified public accountants of recognized national standing reasonably satisfactory to the Agent, then the reported financial results of the Target for the Determination Period may, at the option of the Borrowers by notice to the Agent, be included in determining Adjusted EBITDA for such Determination Period.

            "Collateral Trustee" means State Street Bank and Trust Company, a Massachusetts trust company, or any successor Collateral Trustee appointed under and in accordance with the Operating Lease Documents.

            "Consolidated Total Assets" means as of the date of any determination thereof, total assets of the Borrowers determined on a consolidated basis in accordance with GAAP.

            "EBITDAR" means, for any period, the sum of (a) Consolidated Net Income for such period (excluding the effect of any extraordinary or non-recurring gains (including any gain from the sale of property)), plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Interest Expense for such period, and (ii) total federal, state, foreign and other income taxes for such period, and (iii) all depreciation and amortization for such period, (iv) total expenses associated with the non-cash portion of all employee bonus plans for such period, and (v) Lease Expense for such period, all as determined in accordance with GAAP. In addition, if (i) the Parent or any Subsidiary makes a Permitted Acquisition during any fiscal quarter, (ii) the Target becomes a Material Subsidiary as a result of such Permitted Acquisition, and (iii) the Target's financial statements for the Determination Period are audited by independent certified public accountants of recognized national standing reasonably satisfactory to the Agent, then the reported financial results of the Target for the Determination Period may, at the option of the Borrowers by notice to the Agent, be included in determining EBITDAR for such Determination Period.

            "Guarantors" means CH2M Hill Companies, Ltd., Operations Management International, Inc. and CH2M Hill Industrial Design and Construction, Inc.

            "Lease Expense" means, for any period, total lease expense under all operating and capital leases of the Parent and its Subsidiaries, on a Consolidated basis, determined in accordance with GAAP.

            "Meridian 26 Trust" means the trust created under that certain Trust Agreement dated July 2, 2001 among the Owner Trustee and the Participants for the purpose of acquiring and holding title to the property subject to the Operating Lease Transaction.

            "Operating Lease Collateral" means the collateral described on Exhibit A attached hereto and incorporated herein by this reference.

            "Operating Lease Documents" means those documents listed on Exhibit B attached hereto and incorporated herein by this reference, together with all renewals, extensions, amendments, modifications and supplements thereto made in accordance with Section 26.2 of this Credit Agreement.

            "Operating Lease Transaction" means the $53,000,000 Operating lease transaction to be entered into on July 2, 2001 or shortly thereafter, by and between the Operating Lenders and the Borrowers pursuant to the Operating Lease Documents, for the purpose of financing the construction of two (2) new headquarters buildings for the Borrowers in Denver, Colorado.

            "Operating Lenders" means the Owner Trustee, the Collateral Trustee and the Participants.

            "Operating Obligations" means the Indebtedness of the Borrowers owed to the Operating Lenders pursuant to the Operating Lease Documents

            "Owner Trustee" means Wells Fargo Bank Northwest, National Association, individually and as trustee under the Meridian 26 Trust.

            "Participants" means John Hancock Life Insurance Company, Mellon Bank, N.A., as trustee for the Bell Atlantic Master Trust, John Hancock Variable Life Insurance Company, Provident Life and Accident Insurance Company, The Paul Revere Life Insurance Company, and Provident Mutual Life Insurance Company, and each of the other financial institutions as are or may from time to time become Participants pursuant to the Participation Agreement listed on Exhibit B hereto, together with their respective successors and assigns.

          1.3    Covenant Amendments.    The following covenants set forth in the Credit Agreement shall be amended as follows:

              1.3.1    Subsection 9.3.6 of the Credit Agreement is amended in its entirety to read as follows:

              9.3.6    Other Information.    The Parent will maintain accurate books, accounts and records of the financial affairs of the Parent and its Subsidiaries sufficient to permit the preparation of financial statements therefrom in accordance with GAAP and will prepare all financial statements required hereunder in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction thereof. The Parent will provide copies to the Agent, promptly after the sending, making available or filing of all reports and financial statements which the Parent sends or makes available to its stockholders, and all registration statements and amendments thereto, and all reports on Form 8-K or any similar form hereafter in use which the Parent files with the

      Securities and Exchange Commission. From time to time at reasonable intervals upon the request of any authorized officer of any Lender, each Borrower and its Subsidiaries will furnish to the Agent such other information regarding the business, assets, financial condition, income or prospects of the Borrowers and their Subsidiaries as such officer may reasonably request, including copies of all tax returns, licenses, agreements, leases and instruments to which any Borrower or its Subsidiaries is a party. The Lenders' authorized officers and representatives will have the right during normal business hours upon reasonable notice and at reasonable intervals to visit the principal executive office of any Borrower or its Subsidiaries, to discuss the affairs, finances, and accounts of each Borrower and its Subsidiaries with the respective officers and independent public accountants of each Borrower and its Subsidiaries (and by this provision each Borrower and its Subsidiaries authorize said accountants to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries), examine the books and records of each Borrower and its Subsidiaries, to make copies and notes therefrom for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document, provided that if an Event of Default has occurred and is continuing, such visit and inspection shall be at the expense of the Borrowers.

              1.32    Section 9.4 of the Credit Agreement is amended in its entirety to read as follows:

              9.4    Consolidated Net Worth.    Consolidated Net Worth will at all times exceed $100,000,000, plus 80% of Consolidated Net Income for each fiscal quarter commencing with the fiscal quarter ending March 31, 2001, excluding any fiscal quarters in which Consolidated Net Income is negative.

              1.3.3    Section 9.5 of the Credit Agreement is amended in its entirety to read as follows:

              9.5    "Intentionally Omitted."

              1.3.4    Section 9.6 of the Credit Agreement is amended in its entirety to read as follows:

              9.6    Fixed Charge Coverage Ratio.    The Parent will maintain as of the last day of each fiscal quarter a ratio of EBITDAR to the sum of Interest Expense plus Lease Expense for the four consecutive fiscal quarters ended as of such day of not less than 1.85 to 1.00.

              1.3.5    Section 9.7 of the Credit Agreement is amended in its entirety to read as follows:

              9.7    Leverage Ratio.    The Parent will maintain as of the last day of each fiscal quarter a ratio of Total Funded Debt to Adjusted EBITDA for the four consecutive fiscal quarters ended as of such day of not more than 2.90 to 1.00.

              1.3.6    Section 9.10 of the Credit Agreement is amended to delete "and" at the end of Subsection 9.10.12, renumber Subsection 9.10.13 as Section 9.10.14 and add a new Subsection 9.10.13 to read as follows:

                9.10.13    Indebtedness of the Borrowers in respect of the Operating Lease Transaction; and

              1.3.7    Section 9.13 of the Credit Agreement is amended in its entirety to read as follows:

              9.13    Environmental Laws.

                9.13.1    Compliance with Law and Permits.    Each Borrower will, and will cause its Subsidiaries to (unless a failure by the Subsidiary would not have a Material Adverse Effect) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws.

                9.13.2    Notice of Claims, Etc.    Each Borrower will immediately notify the Agent, and provide copies upon receipt, of all written material claims, complaints, notices or inquiries from governmental authorities relating to the condition of the facilities and properties of the Borrowers and their Subsidiaries or compliance with Environmental Laws. The Borrowers will promptly cure and have dismissed with prejudice to the satisfaction of Agent any actions and proceedings relating to compliance with Environmental Laws by the Borrowers, and the Borrowers will cause each Subsidiary to cure and have dismissed such actions and proceedings relating to compliance with Environmental Laws by the Subsidiaries unless the Subsidiary's failure to cure and have dismissed such actions and proceedings would not have a Material Adverse Effect.

              1.3.8    Section 9.15 of the Credit Agreement is amended in its entirety to read as follows:

                9.15    Payment of Taxes, Etc.    Each Borrower will, and will cause each of its Subsidiaries to (unless a failure by the Subsidiary would not have a Material Adverse Effect), to file all tax returns required to be filed in any jurisdiction and pay and discharge, before the same becomes delinquent, (i) all Taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors, no payment will be required if such Tax, assessment, charge, levy or claim is being contested in good faith and by proper proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof).

          1.4    Operating Lease Transaction.    A new Section 26 is added to the Credit Agreement reading as follows:

            26.    Operating Lease Transaction.

              26.1    Operating Lease Transaction Deemed Permitted.    Notwithstanding any provision of the Credit Agreement to the contrary, upon satisfaction of all conditions precedent to the effectiveness of this Second Amendment (which satisfaction shall be reasonably determined in the Agent's sole discretion) the Operating Lease Transaction to be entered into by the Borrowers is deemed permitted under the Credit Agreement and the consummation by the Borrowers of the Operating Lease Transaction shall not constitute an Event of Default under the Credit Agreement.

              26.2    Prohibition on Certain Amendments to the Operating Lease Documents and the Granting of Liens Without Consent.    The Borrowers shall not, without the prior written consent of the Agent and the Lenders, (a) request or enter into any amendment to the Operating Lease Documents or other agreement that would (i) change the maturity date of the Operating Obligations to an earlier date, (ii) increase either the principal amount of the Operating Lease Transaction or the amount of any payments due under the Operating Lease Documents (as such payment amounts are set forth in or determined in accordance with the copies of the Operating Lease Documents dated as of July 2, 2001 that were delivered to the Agent), or (iii) cause any of the covenants contained in the Operating Lease Documents and binding on any of the Borrowers to be more restrictive than those covenants set forth in the copies of the Operating Lease Documents dated as of July 2, 2001 that were delivered to the Agent, or (b) grant any lien or security interest in favor of the Collateral Trustee or any other Operating Lender in any property other than the Operating Lease Collateral.

              26.3    Copy of All Amendments to Operating Lease Documents.    The Borrowers shall provide to the Agent a true, correct and complete copy of any and all amendments to any of the Operating Lease Documents within three (3) Banking Days of the date of any such amendment.

              26.4    Prohibition on Prepayment of Operating Obligations.    The Borrowers shall not prepay any of the Operating Obligations.

          1.5    Event of Default Amendment.    Subsection 11.1.2 is amended in its entirety to read as follows:

            11.1.2    Specified Covenants.    Any Borrower fails to perform or observe any of the provisions of Section 2.5, 9.4, 9.5, 9.6, 9.7, 9.8, 9.10, 9.11, 9.14, 9.16, 9.19, 9.20 through 9.30, 9.31, 26.2 or 26.4, or a Material Subsidiary fails to perform or observe any of the provisions of Section 2.1 of a Subsidiary Guaranty.

        2.    Waiver of Default Under Section 9.21.

        The Lenders hereby (a) permit the Borrowers to participate as a Limited Partner in the Centennial Ventures VII Limited Partnership and to invest up to $5,000,000.00 in the aggregate in such Limited Partnership, and (b) grant a waiver of the provisions of Section 9.21 of the Credit Agreement for such limited purpose.

        3.    Conditions to Effectiveness of this Second Amendment.    The effectiveness of this Second Amendment is subject to satisfaction, as reasonably determined in the Agent's sole discretion, of each of the following conditions precedent:

          3.1    Approval of the Operating Lease Documents.    The Agent shall have received from the Borrowers a true, correct and complete copy of all Operating Lease Documents as executed, and shall have approved the terms and conditions of such Operating Lease Documents as reasonably determined in its sole discretion.

          3.2    Representations and Warranties.    The representations and warranties of the Borrowers shall be true and correct in all material respects on and as of the date hereof.

          3.3    No Event of Default.    No Event of Default, or default that with notice and/or the passage of time would become an Event of Default, shall have occurred and be continuing under the Credit Agreement.

        4.    General Provisions.

          4.1    No Other Modifications.    The Credit Agreement shall remain in full force and effect except as specifically amended by this Second Amendment.

          4.2    Definitions.    Capitalized terms, used but not defined herein, shall have the meanings given to such terms in the Credit Agreement, if defined therein.

          4.3    Severability.    Should any provision of this Second Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Second Amendment and all remaining provisions of this Second Amendment shall be fully enforceable.

          4.4    Governing Law.    This Second Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

          4.5    Headings.    The captions or headings in this Second Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Second Amendment.

          4.6    Waiver.    Any waiver or consent given in this Second Amendment shall be effective only in the specific instance and for the specific purpose for which it was given. No waiver of any default under the Credit Agreement shall be effective unless in writing, and any such waiver shall not operate as a waiver of any other default or the same default on a future occasion.

          4.7    Counterparts.    This Second Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Telefax copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by telefax, shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable.

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        IN WITNESS WHEREOF the parties have caused this Second Amendment to be executed as of the date set forth above.

BORROWERS:
CH2M HILL COMPANIES, LTD., an Oregon corporation
By:

Name:

Title:

CH2M HILL, INC., a Florida corporation
By:

Name:

Title:

OPERATIONS MANAGEMENT INTERNATIONAL, INC., a California corporation
By:

Name:

Title:

CH2M HILL INDUSTRIAL DESIGN CORPORATION, an Oregon corporation
By:

Name:

Title:

LENDERS:
WELLS FARGO BANK, N.A.
By:

Name:

Title:

HARRIS TRUST AND SAVINGS BANK
By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION
By:

Name:

Title:

THE BANK OF TOKYO-MITSUBISHI, LTD.
By:

Name:

Title:

BANK OF AMERICA, N.A.
By:

Name:

Title:

AGENT:
WELLS FARGO BANK, N.A.
By:

Name:

Title:

ISSUING BANK:
WELLS FARGO BANK, N.A.
By:

Name:

Title:

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SECOND AMENDMENT TO $100,000,000 SENIOR UNSECURED REVOLVING CREDIT AGREEMENT
R E C I T A L S